UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2015

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On March 10, 2015, The Brink’s Company (the “Company”) and certain of its subsidiaries entered into a $525 million, five-year, revolving, unsecured amended and restated credit agreement (the “Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein.  The new facility will be used to (i) refinance indebtedness under the Company’s prior $480 million Credit Agreement, dated as of July 16, 2010 (as amended, the “Previous Agreement”), among the Company, certain subsidiary borrowers and guarantors and various agents and lenders, which Previous Agreement was terminated on March 10, 2015, and (ii) finance working capital needs, capital expenditures, acquisitions permitted under the Agreement and other general corporate purposes.  The Company and certain of its domestic subsidiaries guarantee payment of all obligations under the Agreement.

The Company and its subsidiary borrowers borrowed approximately $266 million (U.S. dollar equivalent) under the Agreement at closing and used the proceeds to repay the aggregate principal amount outstanding and interest due under the Previous Agreement and for general corporate purposes.  No early termination penalties were paid by the Company in respect of the termination of the Previous Agreement.

The Agreement generally provides for revolving credit loans in multiple currencies at interest rates equal to the LIBOR Rate, the Canadian Base Rate, the CDOR Rate or the Alternate Base Rate (each as defined in the Agreement) plus a margin that varies depending upon the Company’s Leverage Ratio (as defined in the Agreement) from time to time or the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services to the Company’s senior, unsecured long-term, non-credit-enhanced debt for borrowed money. The revolving credit facility has a $50 million sublimit for swingline loans and such loans bear interest at the LIBOR Market Index Rate (as defined in the Agreement) plus a margin.  In addition, the Company has the option to request loans in Mexican Pesos pursuant to a separate swingline subfacility of up to a maximum of $40 million.  The revolving credit facility is available for issuance of letters of credit, subject to a sublimit of $150 million.  Fees are payable on letters of credit equal to the product of the average daily undrawn amount of such letters of credit and the margin then in effect for loans at the LIBOR Rate.  Fronting fees and customary charges of the issuing lender are also payable on letters of credit. Subject to the conditions stated in the Agreement, the Company may prepay and reborrow amounts under the facility at any time during the term of the Agreement.  The Agreement permits the Company to increase the aggregate credit limit up to a maximum of $675 million under certain circumstances.

Pursuant to the Agreement, the Company will pay a facility fee at a rate that varies with the Company’s Leverage Ratio (as defined in the Agreement) from time to time or the ratings assigned from time to time by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings

Services to the Company’s senior, unsecured long-term, non-credit-enhanced debt for borrowed money and is calculated on the aggregate amount of the commitments under the Agreement, whether used or unused.

The Agreement contains representations, warranties, terms and conditions customary for transactions of this type.  These include covenants limiting the Company’s and its subsidiaries’ ability to (1) incur liens on its assets, (2) dispose of any Restricted Subsidiary (as defined in the Agreement), (3) enter into certain transactions with affiliates, (4) make acquisitions, (5) enter into sale and leaseback transactions, (6) make certain investments and (7) make Restricted Payments (as defined in the Agreement).  The Agreement also contains financial covenants that require the Company not to permit (i) its Leverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter to exceed 3.25 to 1.00 or (ii) its Interest Coverage Ratio (as defined in the Agreement) as of the end of each fiscal quarter to be less than 3.00 to 1.00.  The Agreement also contains a covenant prohibiting the Company from incurring Priority Debt (as defined in the Agreement) in an aggregate principal amount exceeding 12.5% of Consolidated Total Assets (as defined in the Agreement).

The Agreement contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Agreement, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to pay principal or interest on any other debt that equals or exceeds $25 million when due, (5) default on any other debt that equals or exceeds $25 million that causes an acceleration of such debt, (6) occurrence of a Change in Control (as defined in the Agreement), (7) bankruptcy and insolvency events and (8) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries in the aggregate amount in excess of $25 million that remain unbonded, undischarged or unstayed for a certain number of days after the entry thereof.  If any event of default occurs and is not cured within applicable grace periods set forth in the Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.

All amounts under the Agreement are due on the earliest of (1) March 10, 2020, (2) the date of termination specified by the Administrative Agent on behalf of the lenders upon the occurrence of any event of default under the Agreement or (3) the date of termination specified by the Company.

The Company and its affiliates regularly engage many of the banks listed above, among others, to provide other banking services.  All of these engagements are negotiated at arm’s length.

This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Term Loan

On March 12, 2015, the Company, and certain of its subsidiaries entered into a credit agreement (the “Term Loan Agreement”) with PNC Bank, National Association, as lender (the “Lender”), pursuant to which the Lender made an unsecured seven year $75 million term loan (the “Term Loan”) to the Company.  The proceeds of the Term Loan will be used to (i) finance working capital needs and capital expenditures of the Company and (ii) refinance indebtedness outstanding under the Company’s $525 million Amended and Restated Credit Agreement, dated as of March 10, 2015, among the Company, certain subsidiary borrowers and guarantors and various agents and lenders. Certain of the Company’s domestic subsidiaries guarantee payment of all obligations under the Agreement.

The Term Loan Agreement generally provides that the outstanding principal amount of the Term Loan will accrue interest at a rate equal to the LIBOR Rate plus 1.75% or the Alternate Base Rate (each as defined in the Agreement) plus 1.75%.  Subject to the conditions stated in the Term Loan Agreement, the Company may prepay amounts under the facility if such payment is made after the third anniversary of the closing date and on or before the fifth anniversary of the closing date.  Pursuant to the Term Loan Agreement, the Company paid an upfront fee to the Lender at closing.

The Term Loan Agreement contains representations, warranties, terms and conditions customary for transactions of this type.  These include covenants limiting the Company’s and its subsidiaries’ ability to (1) incur liens on its assets, (2) dispose of any Restricted Subsidiary (as defined in the Term Loan Agreement), (3) enter into certain transactions with affiliates, (4) make acquisitions, (5) enter into sale and leaseback transactions, (6) make certain investments and (7) make Restricted Payments (as defined in the Term Loan Agreement).  The Agreement also contains financial covenants that require the Company not to permit (i) its Leverage Ratio (as defined in the Term Loan Agreement) as of the end of each fiscal quarter to exceed 3.25 to 1.00 or (ii) its Interest Coverage Ratio (as defined in the Term Loan Agreement) as of the end of each fiscal quarter to be less than 3.00 to 1.00.  The Term Loan Agreement also contains a covenant prohibiting the Company from incurring Priority Debt (as defined in the Term Loan Agreement) in an aggregate principal amount exceeding 12.5% of Consolidated Total Assets (as defined in the Term Loan Agreement).

The Term Loan Agreement contains certain events of default, including (1) failure to pay principal, interest or any other amount owing on any other obligation under the Term Loan Agreement, (2) material incorrectness of representations and warranties when made, (3) breach of covenants, (4) failure to pay principal or interest on any other debt that equals or exceeds $25 million when due, (5) default on any other debt that equals or exceeds $25 million that causes an acceleration of such debt, (6) occurrence of a Change in Control (as defined in the Term Loan Agreement), (7) bankruptcy and insolvency events and (8) entry by a court of one or more judgments against the Company or any of its Restricted Subsidiaries in the aggregate amount in excess of $25 million that remain unbonded, undischarged or unstayed for a certain number of days after the entry thereof.  If any event of default occurs and is not cured within applicable grace periods set forth in the Term Loan Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated.

All amounts under the Term Loan Agreement are due on the earlier of (1) March 12, 2022, and (2) the date of acceleration of the Term Loan specified by the Lender upon the occurrence of any event of default under the Term Loan Agreement.

The Company and its affiliates regularly engage the Lender to provide other banking services.  All of these engagements are negotiated at arm’s length.

This description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the entire Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective, March 9, 2015, Thomas Colan was named Controller of the Company, succeeding Matthew A.P. Schumacher, whose planned retirement was disclosed on a Current Report on Form 8-K on September 4, 2014.  Mr. Colan, 59, previously served as Vice President, Controller and Principal Accounting Officer of Computer Sciences Corp. from August 2012 to September 2014 and as Executive Vice President and Chief Accounting Officer of Discovery Communications from March 2008 to August 2012.  Mr. Colan is a certified public accountant.

Mr. Colan will receive an annual base salary of $350,000, will be eligible to receive annual and long-term incentive awards, as determined by the Compensation and Benefits Committee of the Board of Directors of the Company, and will be eligible to participate in other benefit plans generally available to the Company’s executives.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

10.1
$525,000,000 Credit Agreement, dated as of March 10, 2015, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein.

10.2
$75,000,000 Credit Agreement, dated as of March 12, 2015, among The Brink’s Company, as Parent Borrower, certain of Parent Borrower’s subsidiaries, as Guarantors, and PNC Bank, National Association, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 13, 2015	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1
$525,000,000 Credit Agreement, dated as of March 10, 2015, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, an Issuing Lender and Swingline Lender, and various other Lenders named therein.

10.2
$75,000,000 Credit Agreement, dated as of March 12, 2015, among The Brink’s Company, as Parent Borrower, certain of Parent Borrower’s subsidiaries, as Guarantors, and PNC Bank, National Association, as Lender.